UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 18, 2017
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INSEEGO CORP.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	000-31659	81-3377646
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer identification number)
9605 Scranton Road, Suite 300
San Diego, California 92121
(Address of principal executive offices) (Zip Code)
(858) 812-3400
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective August 18, 2017, Thomas D. Allen, who has served as Chief Financial Officer of Inseego Corp. (the “Company”) on an interim basis since May 16, 2017, resigned from his position with the Company.

On August 17, 2017, the board of directors of the Company (the “Board”) formally appointed Stephen Smith to serve as Executive Vice President and Chief Financial Officer of the Company. As Executive Vice President and Chief Financial Officer of the Company, Mr. Smith will perform the functions of principal financial officer and principal accounting officer.

Mr. Smith, 59, previously served as a financial consultant serving multiple software-as-a-service, medical technology and technology device businesses, and has served as interim Chief Financial Officer of TetraVue Inc., a developer of high definition 4D LIDAR technology, since February 2017. From 2012 to 2016, Mr. Smith served as Chief Financial Officer and Head of Operations for Micropower Technologies, a private equity-backed business engaged in the development and sale of platforms enabling extreme low-power wireless video surveillance systems. From 2005 to 2012, Mr. Smith ran his own consulting business and also served as President of XiTron Technologies, a development stage biotech firm that was sold to ImpediMed Ltd, a publicly-traded medical device company, in 2007. From 1999 to 2005, Mr. Smith served as Senior Vice President and Chief Financial Officer of Applied Micro Circuits Corporation, a publicly-traded semiconductor company that designs network and embedded power architecture, optical transport and storage solutions. Mr. Smith also serves as a director of the Business Executive Council of San Diego and Niels Brock/CIBU, a Denmark-based International Business University. Mr. Smith holds a Bachelor of Science degree in accounting from Arizona State University.

The Company has entered into an offer letter agreement with Mr. Smith (the “Offer Letter”), pursuant to which Mr. Smith will be entitled to receive an annual base salary of $285,000 as compensation for his services as Executive Vice President and Chief Financial Officer. Mr. Smith will be also be eligible to participate in the Company’s 2017 Corporate Bonus Plan with a target bonus equal to 50% of his base salary, subject to attaining predetermined performance goals to be established by the Compensation Committee of the Board.

Pursuant to the Company’s Amended and Restated 2009 Omnibus Incentive Compensation Plan, Mr. Smith has been granted options to purchase up to 200,000 shares of the Company’s common stock with a per share exercise price equal to $1.16, the closing price of the Company’s common stock on the date of grant, and a four-year vesting period, with one-fourth vesting on the first anniversary of the employment start date and the remainder vesting ratably on a monthly basis thereafter through the fourth anniversary of the start date. The vesting of such equity award will be subject to Mr. Smith’s continued employment with the Company through each such applicable vesting date.

The Company has also entered into a Change in Control and Severance Agreement (the “Severance Agreement”) with Mr. Smith which provides that in the event of a Covered Termination during a Change in Control Period or in Contemplation of a Change in Control that actually occurs (each as defined in the Severance Agreement), Mr. Smith will, subject to certain conditions including the execution of a general release, be entitled to receive severance in an amount equal to the sum of 18 months of his then-current annual base salary, plus an amount equal to 12 months of his then-current annual target bonus opportunity. In addition, all of Mr. Smith’s outstanding equity awards will automatically become vested and, if applicable, exercisable, and Mr. Smith and his covered dependents will be entitled to certain healthcare benefits for a period of up to 18 months.

In the event of a Covered Termination other than during a Change in Control Period, Mr. Smith will, subject to certain conditions including the execution of a general release, be entitled to receive severance in an amount equal to the sum of 6 months of his then-current annual base salary, plus a lump-sum bonus payment equal to the pro-rated portion of the target bonus in the year of termination based on actual achievement of corporate performance goals and assumed full achievement of any individual performance goals. In addition, all of Mr. Smith’s outstanding equity awards will automatically become vested and, if applicable, exercisable, and Mr. Smith and his covered dependents will be entitled to certain healthcare benefits for a period of up to 9 months.

In connection with the Offer Letter, Mr. Smith also entered into the Company’s standard form of Indemnification Agreement (the “Indemnification Agreement”).

There are no arrangements or understandings between Mr. Smith and any other persons pursuant to which he was selected as Executive Vice President and Chief Financial Officer. There are also no family relationships between Mr. Smith and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing descriptions of the Offer Letter, the Severance Agreement and the Indemnification Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of such agreements, copies of which are attached hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, and the terms of which are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)    Exhibits.
The following exhibits are filed with this report:

10.1	Offer Letter, dated August 11, 2017, by and between the Company and Stephen Smith with an employment start date of August 21, 2017.

10.2	Change in Control and Severance Agreement, effective August 21, 2017, by and between the Company and Stephen Smith.

10.3	Form of Indemnification Agreement.

99.1	Press Release, dated August 21, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSEEGO CORP.

By:	/s/ Dennis Calderon
Dennis Calderon
Vice President, Legal Affairs and Corporate Secretary

Date: August 21, 2017